As filed with the Securities and Exchange Commission on May 1, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

USCF ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	37-1834332
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Blvd., Suite 640 Walnut Creek, CA 94596	94596
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Shares of beneficial interest, par value $.001, of:

USCF Energy Commodity Strategy Absolute Return Fund	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-196273

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of beneficial interest, par value $.001, of the USCF Energy Commodity Strategy Absolute Return Fund (the “Fund”), a series of USCF ETF Trust (the “Trust”). The description of the shares of the Fund included in Post-Effective Amendment No. 155 to the Trust’s registration statement on Form N-1A (File Nos. 811-22930; 333-196273) filed with the Securities and Exchange Commission on April 24, 2023, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference. Any form of supplement to the Registration Statement that is subsequently filed and relates to the Fund is hereby also incorporated by reference.

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1	Trust’s Form N-1A Registration Statement, as amended (File Nos. 811-22930; 333-196273), filed with the Securities and Exchange Commission on April 24, 2023 (incorporated herein by reference).

2	Amended and Restated Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Trust’s Form N-1A Registration Statement (File Nos. 811-22930; 333-196273) filed on June 27, 2014.

2	Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Trust’s Form N-1A Registration Statement (File Nos. 811-22930; 333-196273) filed on June 27, 2014.

4	Bylaws of the Trust, incorporated herein by reference to Exhibit (b) to the Trust’s Form N-1A Registration Statement (File Nos. 811-22930; 333-196273) filed on October 27, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 1, 2023

USCF ETF TRUST

By: /s/ John P. Love
Name: John P. Love
Title: President and Principal Executive Officer